CERTIFICATE OF AUTHORIZED OFFICER

                     DATED AS OF SEPTEMBER 12, 2007

I, Thomas D. Johnson, Jr., certify that I am the Executive Vice President and Chief Financial Officer of Movie Gallery, Inc., a Delaware corporation (the "Borrower"), and, as such, I am authorized to execute this Certificate of Authorized Officer on behalf of the Borrower, and do hereby further certify that:

1.  I am delivering this Certificate of Authorized Officer pursuant to
Section 5.1(e) of that certain First Lien Credit and Guaranty Agreement dated as of March 8, 2007 (the "Credit Agreement"), among Movie Gallery, Inc., certain of its subsidiaries, the lenders from time to time party thereto and Goldman Sachs Credit Partners L.P. as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Arising solely with respect to the Existing Defaults (as defined in that certain Forbearance Agreement dated as of July 20, 2007 (as amended from time to time, the "Forbearance Agreement") by and among Movie Gallery, Inc., the lenders party thereto and Goldman Sachs Credit Partners L.P.), the Borrower received on September 6, 2007 a letter from Wells Fargo Bank, National Association as Successor administrative agent under the Second Lien Credit Agreement a copy of which is attached hereto as Exhibit A.

3. The Borrower anticipates that, on or about September 15, 2007, an Event of Default under Section 8.1(b)(i) of the Credit Agreement will occur as a result of the Borrower's deferral of its payment of interest on the loan under the Second Lien Credit Agreement beyond the period of time permitted for such payment (the "Payment Deferral").

4. The Borrower also anticipates that, on or about September 15, 2007, an Event of Default under Section 8.1(b)(ii) of the Credit Agreement will occur as a result of the occurrence of an event of default under
Section 6.1(a)(4)(i) of the Senior Notes Indenture arising as a result of the Payment Deferral.

5. The Borrower intends to continue discussions with the lenders under the Second Lien Credit Agreement and has delivered to the administrative agent under the Second Lien Credit Agreement the Certificate attached hereto as Exhibit B. The Borrower has obtained from the holders of majority in principal amount of the Senior Notes a forbearance agreement which, in accordance with its terms, requires that the holders of Senior Notes forbear through September 30, 2007 from exercising their default-related rights and remedies in respect of defaults (including, in the Borrower's reasonable opinion, as a result of the Payment Deferral) at any time occurring and continuing under the Senior Notes.

MOVIE GALLERY, INC.


By:    /S/ Thomas D. Johnson, Jr.
       --------------------------
Name:  Thomas D. Johnson, Jr.
Title: Chief Financial Officer



                                 EXHIBIT A
                            WELLS FARGO LETTER
                              (see attached)


Corporate Trust Services
MAC N93903-120
608 2nd Avenue
Minneapolis, MN 55479
612 667-9825 Fax
Wells Fargo Bank, N.A.


September 6, 2007

Movie Gallery, Inc.
900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary and General Counsel
Facsimile: (334) 836-3626

We refer to the Second Lien Credit and Guaranty Agreement dated as of March 8, 2007 (the "Credit Agreement"), among Movie Gallery, Inc. (the "Borrower"), certain subsidiaries of the Borrower party thereto, the various financial institutions from time to time party thereto (the "Lenders") and Wells Fargo Bank, National Association ("Wells Fargo"), as successor administrative agent (in such capacity, the "Administrative Agent") for the Lenders, pursuant to which the Lenders agreed, subject to the terms and conditions of the Credit Agreement, to extend certain loans to the Borrower. We also refer to the Pledge and Security Agreement (Second Lien) dated as of March 8, 2007, among the Guarantors party thereto and Wells Fargo, as successor collateral agent (in such capacity, the "Collateral Agent", and together with the Administrative Agent, the "agent"). Capitalized terms used in this letter but no defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

It has come to our attention that you have failed to comply with certain covenants, and that such failure is continuing and constitutes and Event of Default under Section 8.1(c.) of the Credit Agreement. We are also in receipt of the Certificate of Thomas D. Johnson Jr., the Executive Vice President and Chief Financial Officer of Borrower, dated September 4, 2007 informing us of the occurrence and continuance of an Event of Default under Section 8.1(b)(ii) of the Credit Agreement.

By execution and delivery of this notice, the Agent, on behalf of itself and the other Secured Parties, expressly reserves any and all of their rights and remedies, including without limitation, those under the Credit Agreement and other Credit Documents, waiving none of such rights by presentment of this notice. This notice is without prejudice to any rights or remedies of the Agent or the other Secured Parties, including, without limitations, those under the Credit Agreement and the other Credit Documents. The failure to exercise or any delay in exercising, on the part of the Agent or any other Secured Party, any right, remedy, power or privilege under the Credit Documents with respect to the Defaults and/or Events of Default referred to herein or otherwise existing shall not be deemed, or operate as, a waiver thereof and all such rights and remedies are hereby expressly reserved.


WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent

By:    /s/ Jeffrey Rose
       ----------------
Name:  Jeffrey Rose
Title: Vice President

cc: Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Attention: Richard W. Grice, Esq.
Facsimile: (404) 881-4777

Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022
Attention: Leonard Klingbaum, Esq.
Facsimile: (212) 446-6460

Kirkland & Ellis LLP
200 E. Randolph Dr.
Chicago, Illinois 60601
Attention: Anup Sathy, Esq.
Facsimile: (312) 660-0641



                                EXHIBIT B
                          BORROWER CERTIFICATION
                             (see attached)